UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Revance Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO
2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
DATED MARCH 23, 2023
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2023

This Supplement provides updated information with respect to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Revance Therapeutics, Inc. (“Revance”) to be held on May 3, 2023.

On March 23, 2023, Revance commenced distribution of the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and notice of availability of the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

This Supplement is being filed to correct the following information in the Proxy Statement. On pages 1 and 5, the number of shares of common stock outstanding and entitled to vote on the record date is corrected from 82,800,000 to 83,850,063, and on page 5, the number of holders that must be present in person, by remote communication or represented by proxy at the meeting to have a quorum is corrected from 41,400,000 to 41,925,032.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.